As filed with the Securities and Exchange Commission on July 7, 2026

Registration No. 333-297016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1

To

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RETO ECO-SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

X-702, Tower A, 60 Anli Road, Chaoyang District

Beijing, People’s Republic of China 100101
Tel: (+86) 10-64827328

(Address and telephone number of registrant’s principal executive offices)

Vcorp Agent Services, Inc.

25 Robert Pitt Dr., Suite 204

Monsey, New York 10952

(888) 528-2677

(Name, address, and telephone number of agent for service)

Copies of Correspondence to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

10100 Santa Monica Boulevard, Suite 2200

Los Angeles, CA 90067

Telephone: +1 310 728-5129

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined in light of market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

ReTo Eco-Solutions, Inc. is filing this Amendment No. 1 (this “Amendment No.1”) to its registration statement on Form F-3 (File No. 333-297016), as amended, originally filed on June 25, 2026, or the Registration Statement, as an exhibit-only filing solely to file the Consent of Assentsure PAC as Exhibit 23.4. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the filed Exhibit 23.4. The prospectus contained in Part I of the Registration Statement is unchanged and has been omitted from this Amendment No.1.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The Act allows a BVI company to indemnify any current or former director against any expense, judgment, fine or amount paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings brought against the director because the director served as a director of the company if: (i) the director acted honestly and in good faith and in what the director believed to be in the best interests of the company; and (iii) (in the case of criminal proceedings) the director had no reasonable cause to believe that the director’s conduct was unlawful. An indemnity that breaches the Act is void.

The Act allows a BVI company to pay any expenses incurred by any current or former director in defending any legal, administrative or investigative proceedings before the proceedings are finally concluded if the company is given an undertaking from, or on behalf of, the director to repay all amounts paid by the company if it is ultimately determined that the director is not entitled to be indemnified by the company.

With regard to conflicts of interest, any director of ReTo who is interested in a transaction into which ReTo has entered or will enter may vote on a matter relating to that transaction as long as he or she has disclosed the interest to each other director of ReTo.

Item 9. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

Exhibit No.	Description

1.1+	Form of Underwriting Agreement

3.1***	Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 6-K (File No. 001-38307) filed on May 13, 2025)

4.1***	Form of Indenture Relating to Debt Securities

4.2+	Form of Warrant Agreement (including form of Warrant Certificate)

4.3+	Form of Right Agreement (including form of Right Certificate)

4.4+	Form of Unit Agreement (including form of Unit Certificate)

5.1***	Opinion of Appleby

23.1***	Consent of YCM CPA INC., Independent Registered Public Accounting Firm

23.2***	Consent of Appleby (included in Exhibit 5.1)

23.3***	Consent of Yuan Tai Law Offices (included in Exhibit 99.1)

23.4*	Consent of Assentsure PAC

24.1*	Power of Attorney (included on signature page of the initial filing of this Registration Statement on Form F-3)

25.1**	Statement of Eligibility on Form T-1 of the Trustee under the Indenture

99.1***	Opinion of Yuan Tai Law Offices

107***	Calculation of Filing Fee Tables

*	Filed herewith.

**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture will be incorporated herein by reference from a subsequent filing under the electronic form type “305B2” in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

***	Filed previously.

+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on July 7, 2026.

RETO ECO-SOLUTIONS, INC.

By:	/s/ Johnny Tiong Sie Wei
	Name:	Johnny Tiong Sie Wei
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Johnny Tiong Sie Wei	Chief Executive Officer and Director	July 7, 2026
Johnny Tiong Sie Wei

/s/ Xinyang Li	President and Chief Operating Officer	July 7, 2026
Xinyang Li	(Principal Operating Officer)

/s/ Yue Hu	Chief Financial Officer	July 7, 2026
Yue Hu	(Principal Financial and Accounting Officer)

/s/ Guangfeng Dai	Chairman of the Board	July 7, 2026
Guangfeng Dai

/s/ Zhizhong Hu	Chief Technology Officer	July 7, 2026
Zhizhong Hu

/s/ Di Gan	Director	July 7, 2026
Di Gan

/s/ Tonglong Liu	Director	July 7, 2026
Tonglong Liu

/s/ Lidong Liu	Director	July 7, 2026
Lidong Liu

/s/ Austin Xiaofeng Huang	Director	July 7, 2026
Austin Xiaofeng Huang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ReTo Eco-Solutions, Inc., has signed this Registration Statement in New York, NY on July 7, 2026.

Authorized U.S. Representative

By:	/s/ Xinran Li
	Name:	Xinran Li